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                                                                    EXHIBIT 21.1

Boyd Gaming Corporation
Significant Subsidiaries:

California Hotel and Casino
(State of Incorporation or Organization)  Nevada
(IRS Employer Identification Number)  88-012743

Boyd Tunica, Inc.
(State of Incorporation or Organization)  Mississippi
(IRS Employer Identification Number)  64-0829658

Boyd Mississippi, Inc.
(State of Incorporation or Organization)  Mississippi
(IRS Employer Identification Number)  93-1104426

Boyd Kansas City, Inc.
(State of Incorporation or Organization)  Missouri
(IRS Employer Identification Number)  43-1649728

Boyd Kenner, Inc.
(State of Incorporation or Organization)  Louisiana
(IRS Employer Identification Number)  08-0319489

Mare-Bear, Inc.
(State of Incorporation or Organization)  Nevada
(IRS Employer Identification Number)  88-0203692

Sam-Will, Inc.
(State of Incorporation or Organization)  Nevada
(IRS Employer Identification Number)  88-0203673

Eldorado, Inc.
(State of Incorporation or Organization)  Nevada
(IRS Employer Identification Number)  88-0093922

MSW, Inc.
(State of Incorporation or Organization)  Nevada
(IRS Employer Identification Number)  88-0310765

Par-A-Dice Gaming Corporation
(State of Incorporation or Organization)  Illinois
(IRS Employer Identification Number)  87-1268902

East Peoria Hotel, Inc.
(State of Incorporation or Organization)  Illinois
(IRS Employer Identification Number)  37-1342276

Boyd Travel, Inc.
(State of Incorporation or Organization)  Nevada
(IRS Employer Identification Number)  88-0345135

Boyd Louisiana L.L.C.
(State of Incoporation or Organization) Nevada
(IRS Employer Identification Number)  86-0880651


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